                                  Exhibit 4.11

                       EMPLOYEE STOCK OPTION (1997) PLAN
                         WAVERIDER COMMUNICATIONS INC.

       (AS AMENDED BY DIRECTORS' RESOLUTIONS DATED FEBRUARY 16/TH/, 1998)

1.  PURPOSE OF THE PLAN.

  This Employee Stock Option (1997) Plan, (the "Plan") is intended to further the growth and advance the best interests of WAVERIDER COMMUNICATIONS INC., (the "Company"), and affiliated companies, by supporting and increasing the Company's ability to attract and retain persons of experience and ability, and whose services are considered valuable, to encourage the sense of proprietorship in such persons, and to stimulate the active interest of such persons in the development and success of the Company and affiliated companies. This plan provides for the issuance of non-statutory stock options ("Option" or "Options"), which are not intended to qualify as "incentive stock options" within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended, (the "Code").

2.  DEFINITIONS.

  Whenever used in this plan, except where the context might clearly indicate otherwise, the following terms shall have the meanings ascribed to them:

  a) "Act" means the U.S. Securities Act of 1933, as amended.

  b) "Affiliate" means any Parent or Subsidiary of the Company.

  c) "Award" or "Grant" means any grant of an Option made under this Plan.

  d) "Board" means the Board of Directors of the Company and where applicable includes any Committee to whom any powers of the Board have been delegated in accordance with this Plan.

  e) "Code" means the Internal Revenue Code of 1986, as amended.

  f) "Date of Grant" means the day the Board authorizes the grant of an Option or such later date as may be specified by the Board as the date a particular grant will become effective.

  g) "Employee" means and includes the following persons: i) executive officers, officers and directors, (including advisory and other special directors), of the Company or an Affiliate; ii) full-time and part-time employees of the Company or an Affiliate; iii) any person or entity engaged by the Company or an Affiliate, as a consultant, advisor or agent; and iv) a lawyer, law firm, accountant, accountant firm, or other professional or professional firm, engaged by the Company or an Affiliate.

  h) "Optionee" means an Employee to whom an Option has been granted.

  i) "Parent" means any corporation owning 50% or more of the total combined voting stock of all classes of the Company or another company qualifying as a Parent within this definition.

  j) "Participant" means an Employee to whom an award of Stock has been made.

  k) "Plan Shares" means shares of Stock from time to time subject to this Plan.

  l) "Stock" means the Common shares of the Company, or in the event that the outstanding Common shares are hereafter changed into or exchanged for different shares or securities of the Company, such other shares or securities.

  m) "Subsidiary" means a company more than 50% of whose total combined capital stock of all classes is held by the Company or another company qualifying as a Subsidiary within this definition.

3.  TERM.

  This Plan shall be effective as of the 10/th/ day of June, 1997, and no Options shall be granted pursuant to this Plan after its expiration. This Plan shall expire on the 10/th/ day of June, 1999, unless sooner terminated in accordance with the terms herein, with the exception of any Options then outstanding which shall remain in effect until they have expired or have been exercised.

4.  ADMINISTRATION OF THE PLAN.

  This Plan shall be administered by the Board; provided however, that the Board may delegate administration of the Plan to a committee composed of no fewer than two (2) non-employee members of the Board, (the "Committee").

  If administration is delegated to a Committee, that Committee shall have, in connection with the administration of the Plan, the powers possessed by the Board. The Board may abolish or change the Committee at any time and revest in the Board the administration of the Plan.

  A majority of the members of a Committee shall constitute a quorum. All decisions and selections made by the Committee pursuant to this Plan's provisions shall be made by a majority of its members. Any decision reduced to writing and signed by all of the members of the Committee shall be fully effective as if it had been made by a majority at a meeting duly held.

  Subject to the terms herein, "Administration" shall include the full authority and sole and absolute discretion to designate Plan participants, to determine the provisions, restrictions, conditions and terms of the Options, (which need not be identical as to number of shares covered by any Option, the method or exercise as related to exercise in whole or in installments, or otherwise), including the Option price, and to interpret the provisions and supervise the administration of this Plan. Administration shall also include the authority to provide that certain Options not vest (that is, become exercisable), until expiration of a certain period after issuance or until other conditions are satisfied, so long as not contrary to this Plan.

  Each Option shall be evidenced by an agreement in writing containing the provisions, terms and conditions of each such Option granted consistent with the provisions of this Plan.

5.  STOCK SUBJECT TO THE PLAN.

  A total of 6,250,000 Plan Shares shall be subject to this Plan. The Plan Shares shall consist of unissued shares of Common stock or previously issued shares of Common stock reacquired and held by the Company or any Affiliate and such number of Plan Shares shall be and are hereby reserved for such purpose. Any Plan Shares which may remain unsold and which are not subject to outstanding Options at the termination of this Plan shall cease to be reserved for the purpose of this Plan, but until termination of this Plan, the Company shall at all times reserve a sufficient number of shares to meet the requirements of this Plan. Should any Option expire or be cancelled prior to its exercise in full, the unexercised Plan Shares subject to such Option may again be subjected to an Option under this Plan.

6.  PERSONS ELIGIBLE TO PARTICIPATE.

  Options under this Plan may be granted to Employees only. The Board, (or the Committee, as the case may be), shall have the full power to designate from among the eligible parties, those to whom Options may be granted. A person who has been granted an Option hereunder may be granted and additional Option or Options. Persons eligible under this Plan additionally may be granted one or more options under any other compensatory or stock option plan or awarded shares under any other benefit plan of the Company. No Option shall confer any right upon the Optionee with respect to the continuation of his employment (or his position as an officer, director, employee, agent or consultant), with the Company or any Affiliate, and shall not interfere with the right of the Company or any Affiliate to terminate such relationship(s) at any time in accordance with law and any other agreements in force.

7.  OPTION EXERCISE PRICE.

     The purchase price of each Plan Share shall not be less than one hundred per cent (100%), of the fair market value of a share of Common stock on the date the Option is granted. The fair market value on a particular date shall be deemed to be the average of either i) the highest and lowest prices at which shares of Common stock were sold on the date of grant, if traded on a national securities exchange, ii) the high and low sale prices reported on the date of grant if traded on the Nasdaq Small Cap Market or National market System, or
iii) the high bid and low asked price, or if available, the closing high bid and low asked price, on the date of grant, if quoted on the OTC Electronic Bulletin Board. If no transactions in the Common stock occur on the date of grant, the fair market value shall be determined as of the next earliest day for which reports or quotations are available. If the Common stock is not then quoted on any exchange or in any quotation medium at the time of grant, then the Board of Directors (or Committee, as the case may be), will use its discretion in selecting in good faith a value believed to represent the fair market value based on factors then known to them. The cash proceeds for the sale of Plan Shares are to be added to the general funds of the Company.

8.  EXERCISE PERIOD; VESTING.

  a) The Option exercise period shall be a term of not more than three (3) years from the date of granting of each Option and shall automatically terminate: i) 30 days following termination of the Optionee's employment with the Company for cause, defined as termination for reasons other than Layoff due to lack of work, injury, illness, disability or due to economic reasons unrelated to the Optionsee's job performance, or for a reason stated in subparagraph (b) below;
ii) Subject to subparagraph (c) below, at the expiration of a period to be determined by the Board (or Committee as the case may be), at the time of grant, which shall be not less than 30 days and not more than 365 days following the date of termination of the Optionee's employment with the Company without cause for any reason other than death, provided that if the Optionee dies within such period, subclause iii) below shall apply; or iii) at the expiration of twelve
(12) months after the date of death of the Optionee.

  b) "Employment with the Company" as used in this Plan shall include: i) employment with, ii) or as to a consultant, advisor, or agent, engagement by, or; iii) service as a director of the Company or any Affiliate, in any such capacity, even if employment or engagement in another capacity ceases, and Options granted under this Plan shall not be affected by an Employee's transfer of employment within the Company or between it and any Affiliate or between any Affiliates. An Optionee's employment shall not be deemed interrupted or terminated by a bona fide leave of absence, such as sabbatical leave, military or other services required by the Government, or sick leave.

  c) The Board (or Committee, as the case may be), may determine at the time of grant that the Option granted shall not vest immediately, but over a specified time, in specified amounts per time period, or subject to other restrictions or limitations. Unless otherwise set forth in the granting resolution, an Option shall vest immediately upon grant. If employment ceases before an Option vests, then vesting shall never take place and unvested Options shall then be lost forever. Nothing contained in this Section shall be construed to extend the term of any Option or to permit anyone to exercise an Option after the expiration of its term, nor shall it be construed to increase the number of shares as to which any Option is exercisable from the amount exercisable on the date of termination of the Optionee's employment or relationship as a consultant, advisor, director or officer.

9.  EXERCISE OF OPTIONS.

  a) The Board (or Committee as the case may be), in granting Options shall have discretion to determine the terms upon which the Options shall be exercisable, subject to applicable provisions of this Plan. Once available for purchase, unpurchased Plan Shares shall remain subject to purchase until the Option expires or terminates in accordance with the terms herein. Unless otherwise stipulated in an Option, an Option may be exercised in whole or in part, one or more times, but no Option may be exercised for a fractional share. Resulting fractions shall be rounded up or down as appropriate.

  b) Options may be exercised solely by the Optionee or a permitted transferee during his lifetime or by a spouse or former spouse pursuant to a qualified domestic relations order, or after his death (with respect to the number of shares which the Optionee could have purchased at the time of death) by the person or persons entitled thereto under the decedent's Will or the laws of descent and distribution.

  c) The purchase price of the Plan Shares to which an Option is exercised shall be paid in full at the time of exercise and no Plan Shares shall be issued until full payment is made therefor. Payment shall be made either i) in cash, represented by a bank or cashier's check, certified check or money order, or made by bank wire transfer; ii) by delivering shares of the Company's Common stock which have been beneficially owned by the Optionee, the Optionee's spouse or both of them for a period of at least six (6) months prior to the time of exercise (the "Delivered Stock"), in a number equal to the number of Plan Shares being purchased upon exercise of the Options; iii) a combination of cash and delivered stock; iv) by delivery of shares of corporate stock which are freely tradeable without restriction and which are part of a class of securities which has been listed for trading on the NASDAQ system or a national securities exchange, with an aggregate fair market value equal to or greater than the exercise price of the Plan Shares being purchased under the Option, (the "Other Shares"), or v) a combination of cash, Delivered Stock and Other Shares. An Option shall be deemed exercised when written notice thereof, accompanied by the appropriate payment in full, is received by the Company. No holder of an Option shall be or have any of the rights and privileges of a shareholder of the Company, in respect of any Plan Shares purchased upon exercise of an Option unless and until certificates representing such shares have been issued by the Company to him or her. The Board (or Committee as the case may be), shall have absolute discretion whether to accept Other Shares offered and in valuing such shares.

10.  OPTIONS IN SUBSTITUTION FOR OTHER OPTIONS.

  The Board, (or Committee, as the case may be), may in its sole discretion, at any time during the term of this Plan, grant new Options to an Employee under this Plan or any other stock option plan of the Company, on the conditions that such Employee shall surrender for cancellation one or more outstanding Options which represent the right to purchase, (after giving effect to any previous partial exercise thereof), a number of shares, in relation to the number of shares to be covered by the new conditional grant hereunder. No such new conditional grant shall become exercisable in the absence of such Employee's consent to the condition, surrender and cancellation, as appropriate. New conditional Options shall be treated in all respects under this Plan as newly granted Options. Options may be granted under this Plan from time to time in substitution for similar rights held by Employees of other corporations who are about to become Employees of the Company or an Affiliate as a result of a merger or consolidation of the employing corporation with the Company or an Affiliate, or the acquisition by the Company or an Affiliate of the assets of the employing corporation, or the acquisition by the Company or an Affiliate, of stock of the employing corporation as the result of which such other corporation becomes an Affiliate.

11.  ASSIGNABILITY.

  Except with the express written consent of the Board, an Option for Plan Shares may not be assigned nor otherwise transferred except by Will or by operation of law, pursuant to a qualified domestic relations order (as defined in Rule 16B-3 of the Securities and Exchange Commission, or any successor rule), or pursuant to Title 1 of the Employee Retirement Income Security Act of 1974, as amended (ERISA) or rules thereunder. No Option shall be pledged or hypothecated in any manner, whether by operation of law or otherwise, and no Options shall be subject to execution, attachment or similar process . Plan Shares themselves may be assigned only after such shares have been awarded, issued and delivered, and only in accordance with law and any transfer restrictions imposed at the time of Option.

12.  REORGANIZATIONS AND RECAPITALIZATIONS OF THE COMPANY.

  a) The existence of this Plan and Options granted hereunder shall not affect in any way the right or power of the Company or its shareholders to make or authorize any and all adjustments, recapitalizations, reorganizations, or other changes in the Company's capital structure or its business, or any merger or consolidation of the Company or any issue of bonds, debentures or other indebtedness, or any preferred or prior preference stocks senior to or affecting the Company's Common stock or the rights thereof, or the dissolution or liquidation of the Company, or any sale, exchange or transfer of all or any part of its assets or business, or any other corporate act or proceeding, whether of a similar character or otherwise.

  b) The Plan Shares in respect to which Options may be granted hereunder are shares of Common stock currently constituted. If, and whenever, prior to delivery by the Company of all of the Plan Shares which are subject to Options granted hereunder, the Company shall effect a subdivision or consolidation of shares or other capital readjustment, a stock split, combination of shares (reverse stock split), or recapitalization or other increase or reduction in the number of shares of the Common stock outstanding without receiving compensation therefore in money, services or property, and other than as a dividend, then the number of Plan Shares with respect to which Options granted hereunder may thereafter be exercised shall i) in the event of an increase in the number of outstanding shares, be proportionately increased and the cash consideration payable per share shall be proportionately reduced; and ii) in the event of a reduction in the number of outstanding shares, be proportionately reduced and the cash consideration payable per share shall be proportionately increased

  c) If the Company is reorganized, merged, consolidated or party to a plan of exchange with another company pursuant to which shareholders of the Company receive any shares of stock or other securities, in exchange for the Common stock, there shall be substituted for the Plan Shares subject to the unexercised portions of outstanding Options, an appropriate number of shares of each class of stock or other securities which were distributed to the shareholders of the Company in respect of the Common stock in the case of a reorganization, merger, consolidation or plan of exchange; provided however, that all outstanding Options may be cancelled by the Company as of the effective date of a reorganization, merger, consolidation, plan of exchange, or any dissolution or liquidation of the Company, by giving notice to each Optionee or his personal representative of its intention to do so and by permitting the purchase of all the Plan Shares subject to such outstanding Options for a period of not less than thirty (30) days during the sixty (60) days immediately preceeding such effective date.

 d) Except as expressly provided above, the Company's issuance of shares of capital stock of any class, or securities convertible into shares of capital stock of any class, as dividends or for cash, property, labor or services, either upon direct sale or upon the exercise of rights or warrants to subscribe therefor, or upon conversion of shares or obligations of the Company convertible into or exchangeable for shares of capital stock or other securities, shall not affect, and no adjustment by reason thereof shall be made with respect to the number of Plan Shares subject to Options granted hereunder or the purchase price of such shares.

13.  PURCHASE FOR INVESTMENT.

  Unless the Plan Shares covered by this Plan have been registered under the Act prior to issuance, each person exercising an Option under this Plan may be required by the Company to give a representation in writing that he is acquiring such shares for his or her own account for investment and not with a view to or for sale in connection with the distribution of any part thereof.

14.  LAWS AND REGULATIONS.

  This Plan and the granting and exercise of Options hereunder, and the obligation of the Company to sell and deliver Plan Shares under such Options, shall be subject to all applicable laws, rules and regulations and to such approvals by any governmental agencies or national securities exchanges as may be required.

15.  WITHHOLDING OF TAXES.

  If subject to withholding tax, the Company may be required to collect withholding taxes upon the exercise of an Option. The Company may require, as a condition to the exercise of an Option that the Optionee concurrently pay to the Company the entire amount or a portion of any taxes which the Company is required to withhold by reason of such exercise, in such amount as the Company in its discretion may determine. In lieu of part or all of any such payment, the Optionee may elect to have the Company withhold from the Plan Shares to be issued hereunder, a sufficient number of shares to satisfy withholding obligations.

16.  RESERVATION OF SHARES.

  The stock subject to this Plan, shall, at all times, consist of authorized but unissued Common shares, or previously issued shares of Common stock reacquired or held by the Company or an Affiliate, equal to the maximum number of shares the Company may be required to issue under this Plan, and such number of Common shares is hereby reserved for such purpose. The Board, (or Committee, as the case may be), may decrease the number of shares subject to this Plan, but an increase in such number may only occur as a consequence of a stock split or other reorganization or recapitalization affecting all Common shares.

17.  TERMINATION OF THE PLAN.

  The Board may suspend or terminate this Plan at any time or from time to time, but no such action shall adversely affect the rights of a person granted an Option under this Plan prior to that date. Otherwise, this Plan shall terminate on the earlier of the date previously specified herein, or the date when all the Plan shares have been issued.

18.  AMENDMENT OF THE PLAN.

  The Board may amend or alter this Plan at any time in such respects as it shall deem advisable in order to conform to any change in any other applicable law, or in order to comply with the provisions of any rule or regulation of the Securities and Exchange Commission required to exempt this Plan or any Options granted hereunder from the operation of Section 16(b) of the Securities Exchange Act of 19934, as amended, (the "Exchange Act"), or in any other respect not inconsistent with Section 16(b) of the Exchange Act; provided that no amendment or alteration shall be made which would impair the rights of any participant under any Option theretofore granted, without his consent (unless made solely to conform such Option to and necessary because of changes in the foregoing laws, rules or regulations).

19.  DELIVERY OF A COPY OF THE PLAN.

  A copy of this Plan shall be delivered to every person to whom an Option is granted.

20.  LIABILITY.

  No member of the Board of Directors, the Committee (where applicable), or any other Committee of Directors, Officers, Employees, or agents of the Company or any Affiliate, shall be personally liable for any action, omission or determination made in good faith in connection with this Plan.

21.  MISCELLANEOUS PROVISIONS.

  The place of administration of this Plan shall be wherever the Company's principal executive offices are located and the validity, construction, interpretation and effect of this Plan and of its rules, regulations and rights relating to it, shall be determined solely in accordance with the laws of the State of Nevada. Without amending this Plan, the Board, (or Committee as the case may be), may issue Plan Shares to employees who are foreign nationals or employed outside the United States or both, on such terms and conditions different from those specified in this Plan but consistent with the purpose of this Plan, as it deems necessary and desirable to create equitable opportunities, given the difference in tax laws in such other countries. All expenses of administering this Plan and issuing Plan Shares shall be borne by the Company.


By Signature below, the undersigned officers of the Company hereby certify that the foregoing is a true and correct copy of the Employee Stock Option (1997) Plan of the Company.


Originally Dated:
June 10/th/, 1997.

Amendment* Dated:
February 16/th/, 1998.        WAVERIDER COMMUNICATIONS INC.


                              By:  /s/ Bruce Sinclair
                                   --------------------------
                                   Authorized Officer
                                   (SEAL)



By:  /s/ William E. Krebs
     --------------------------
     Secretary

*Amendment dated February 16/th/, 1998 increased the total number of Plan Shares subject to this Plan from 5,000,000 to 6,250,000 (see Sec. 5 supra).